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                                                                   Exhibit 10.12
                               Valley Media Inc.

                           Management Incentive Plan

                         Plan Summary  Fiscal Year 2000


Purpose

Valley Media Inc. (the "Company") strives to provide a total compensation program that compares favorably to the compensation provided by our principal competitors, and enables us to attract and retain the high quality employees needed to be successful over the long term. A key component of this compensation program is the Management Incentive Plan or "MIP" (the "Plan"). The MIP is an annual cash incentive award program for eligible management staff as determined by outstanding individual contributions and company performance.

Definitions

 .  Base Salary:                    Base compensation as determined on the last day of the Plan Year, excluding without limitation, incentives, bonuses, overtime, expense reimbursement, and employee and fringe benefits.
 .  Eligible Position:              Manager, Director, Vice President, Senior Vice President and Chief
                                   Executive Officer.
 .  Executive Staff:                Senior management group made up of CEO, Sr. Vice Presidents and Vice
                                   Presidents.
 .  Fiscal Year:                    The 12 month period commencing on April 4, 1999 and continuing through April 1, 2000.
 .  Participant:                    A member of management who is eligible for an Incentive Award under the Plan.
 .  Plan Year:                      Same as Fiscal Year.
 .  Net Income:                     Operating profit less interest, taxes and bonuses.  May be adjusted at the Executive Staff and Compensation Committee's discretion for certain unplanned events.
 .  Incentive Award:                The cash compensation paid to a Participant under the Plan.
 .  Incentive Opportunity:          The amount of an Incentive Award for which a Participant is eligible, expressed as a percent of Base Salary.
 .  Threshold:                      The minimum amount of Net Income that must be achieved before any
                                   Incentive Award will be paid.

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Eligibility

 . Members of the management team at Valley Media Inc. in a position of manager level or above as determined by the Sr. Vice President of the respective function.

 . Is not a participant in a sales incentive/commission plan or any other incentive program.

 .  Is hired or promoted into an Eligible Position on or before October 1, 1999.
   If an individual is hired or promoted into an Eligible Position after October 1, 1999, he/she will be eligible to participate in the MIP during the next fiscal year.

 . Participants must be actively employed at the time incentive awards are disbursed in order to receive an award payout.

Incentive Award Opportunity and Performance Weighting

 . A Participant's Incentive Opportunity is expressed and calculated as a percentage of a Participant's Base Salary.

 .  The Incentive Award for a Participant who has not been in an Eligible
   Position (either through being hired or promoted) for the entire Fiscal Year shall be determined by pro-rating their Base Salary on the basis of the portion of Plan Year spent in the eligible position.

 . The incentive award payout is based on both corporate and individual performance.

     President & CEO                          100% corporate

     Sr. Vice Presidents                      75% corporate/25% individual

     Vice President, Corporate Development    75% corporate/25% individual

     All other positions                      50% corporate/50% individual

Performance Measures

Corporate

The corporate portion of the incentive award is directly linked to Valley's Net Income. For the FY 2000 Plan Year, the Net Income target is $9.5 Million. The following table shows the incentive award payout opportunity based on Net Income results for the fiscal year.
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
------------------------------------------------------------------------------------------
                                                                Award Payout
                                                       Percentage of Target Incentive
                  Net Income                                     Payable
------------------------------------------------------------------------------------------
        Less than $8.55 Million                                    0%
                  $8.55 Million                                   50%
                   $9.5 Million                                  100%
 Greater than or =$11.4 Million                                  150%
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

 . The Company's Net Income must reach a threshold of $8.55 million for the corporate portion of the award to payout. At the threshold, the corporate portion is paid at 50% of the corporate target payout.

 . Between $8.55 million and $9.5 million, the level of award payout is prorated between 50% and 100% of the corporate target payout.

 .  At $9.5 million, the award payout is 100% of the corporate portion.

 . If actual Net Income exceeds $8.55 million, the level of award payout continues to increase up to a maximum payout of 150%.

Individual

The individual portion for the MIP is based upon individual performance against pre-established goals. The actual payout may range from 0% to 100% of the individual portion.

The Company must reach its Net Income threshold before any individual awards will be paid.

Participants establish goals in support of the Company's annual objectives. Individual goals are approved by each function's Senior Vice President and a
copy submitted to Human Resources.   At year-end, the Participant's manager and
Senior Vice President recommend the individual's award percentage based upon goal achievement. The Executive Staff reviews and approves actual award payouts. The Table below indicates the Incentive Opportunity by organizational level expressed as a percent of base salary.
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
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                                        Incentive Opportunity              Performance
            Position                      % of Base Salary                  Weighting
---------------------------------------------------------------------------------------------
President & CEO                                 60%                      100% Corporate

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Sr. Vice President                            35% - 50%                  75% Corporate
                                         Varies by Position              25% Individual
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Vice President,                                 25%                      75% Corporate
Corporate Development                                                    25% Individual
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Vice President                                  20%                      50% Corporate
                                                                         50% Individual
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Director                                        15%                      50% Corporate
                                                                         50% Individual
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Manager                                         10%                      50% Corporate
                                                                         50% Individual
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

Valley Media Stock Component

 . To strengthen the relationship between performance and pay and promote employee stock ownership, participants may elect to receive up to 50% of their incentive award in Valley Media stock rather than cash.

 . Participants electing stock will receive a premium equal to 10% of the portion of the award elected to be paid in Company stock based on the fair market value at payout.

 . Participants electing stock will be required to hold the stock for a minimum of one year.

Approval and Payment of Awards

 .  As soon as practicable following the end of the Plan Year, the Executive
   Committee, after taking into account evaluations and recommendations of the CEO, shall evaluate the degree to which the performance objectives have been achieved for purposes of determining the amounts of any Incentive Awards payable under the Plan.

 . Incentive Awards shall be payable to Participants no later than 30 days following acceptance of the Company's year-end external audit report.

 . Incentive Awards paid in cash and stock are subject to payroll deductions for tax and other withholdings.

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The MIP may be amended or terminated for any reason at any time by the Executive
Staff and Compensation Committee of the Board of Directors. The Plan is specifically designed to guide the Company in granting incentive awards and does not create any contractual right of any employee to any incentive award or continued employment.
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